Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com
West Corporation Reports Second Quarter 2009 Results
OMAHA, NE, July 22, 2009 — West Corporation, a leading provider of outsourced communication solutions, today announced its second quarter 2009 results.
Financial Summary (unaudited)
(Dollars in millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008	Percent Change	2009	2008	Percent Change
Revenue	$606.9	$551.4	10.1%	$1,213.9	$1,077.2	12.7%
Adjusted EBITDA[1]	$166.6	$147.9	12.6%	$330.2	$286.2	15.4%
Adjusted EBITDA Margin	27.5%	26.8%		27.2%	26.6%
Cash Flow from Operations	$52.1	$46.6	11.8%	$101.0	$70.7	42.9%
Consolidated Operating Results
For the second quarter ended June 30, 2009, revenues were $606.9 million compared to $551.4 million for the same quarter last year, an increase of 10.1 percent. Revenue from acquired entities2 was $56.1 million during the second quarter.

[1]	See Reconciliation of Financial Measures below.

[2]	Revenue from acquired entities includes Positron revenue for the entire quarter in the Communications Services segment and Genesys revenue between April 1 and May 22 in the Conferencing Services segment.

Adjusted EBITDA for the second quarter was $166.6 million, or 27.5 percent of revenue. A reconciliation of Adjusted EBITDA to cash flow from operating activities is presented below.
Balance Sheet and Liquidity
At June 30, 2009, the Company had cash and cash equivalents totaling $190.4 million and working capital of $272.4 million.
During the quarter, the Company invested $29.8 million in capital expenditures primarily for software, equipment and information technology systems.
Conference Call
The Company will hold a conference call to discuss these topics on Thursday, July 23, 2009 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.
About West Corporation
West Corporation is a leading provider of outsourced communication solutions to many of the world’s largest companies, organizations and government agencies. West combines telephony, technology and human capital to help its clients communicate effectively, maximize the value of their customer relationships and drive greater profitability from customer related transactions. The company’s integrated suite of customized solutions includes worldwide conferencing, emergency communications, customer care, customer acquisition, customer retention, business-to-business sales, account management and accounts receivable management services.
Founded in 1986 and headquartered in Omaha, Nebraska, West has a team of 43,000 employees based in North America, Europe and Asia. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.
Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include the ability to integrate or achieve the objectives of our recent acquisitions, West’s expectations of future liquidity requirements, West’s ability to complete future acquisitions, competition in West’s highly competitive industries, extensive regulation in many of West’s markets, West’s ability to recover on its charged-off consumer receivables, capacity utilization of West’s contact centers, the cost and reliability of voice and data services, availability of key personnel and employees, the cost of labor and turnover rates, the political, economic and other conditions in countries where West operates, the loss, financial difficulties or bankruptcy of any key clients, the non-exclusive nature of West’s client contracts and the absence of revenue commitments, the possibility of an emergency interruption to West’s data and contact centers, acts of terrorism or war, security or privacy breaches of West’s systems and databases, West’s ability to protect proprietary information or technology, West’s ability to continue to keep pace with technological developments, the cost of pending and future litigation, West’s ability to purchase, and finance the acquisition of, charged-off receivable portfolios on acceptable terms and in sufficient amounts and other risk factors described in documents filed by the company with the United States Securities and Exchange Commission including West’s annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the quarter ended March 31, 2009. These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

WEST CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except selected operating data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	% Change	2009	2008	% Change
Revenue	$606,907	$551,433	10.1%	$1,213,866	$1,077,188	12.7%
Cost of services	269,268	251,143	7.2%	538,318	501,703	7.3%
Selling, general and administrative expenses	229,893	219,090	4.9%	459,347	425,218	8.0%

Operating income	107,746	81,200	32.7%	216,201	150,267	43.9%
Interest expense	63,616	70,204	-9.4%	127,679	144,363	-11.6%
Other expense (income), net	802	(483)	266.0%	(5,688)	(917)	-520.3%

Income before tax	43,328	11,479	277.5%	94,210	6,821	1281.2%
Income tax expense	16,202	4,737	242.0%	34,971	3,998	774.7%

Net income	27,126	6,742	302.3%	59,239	2,823	1998.4%
Less net income (loss) — Noncontrolling interest	691	(987)	170.0%	2,180	(3,702)	158.9%

Net income — West Corporation	$26,435	$7,729	242.0%	$57,059	$6,525	774.5%

SELECTED SEGMENT DATA:
Revenue:
Communication Services	$288,475	$272,442	5.9%	$577,621	$552,775	4.5%
Conferencing	271,295	230,069	17.9%	533,370	425,713	25.3%
Receivables Management	48,535	50,337	-3.6%	105,902	101,453	4.4%
Intersegment eliminations	(1,398)	(1,415)	1.2%	(3,027)	(2,753)	-10.0%

Total	$606,907	$551,433	10.1%	$1,213,866	$1,077,188	12.7%

Depreciation & Amortization:
Communication Services	$22,341	$18,399	21.4%	$44,777	$37,237	20.2%
Conferencing	21,697	18,674	16.2%	42,274	35,151	20.3%
Receivables Management	5,035	5,510	-8.6%	9,621	12,400	-22.4%

Total	$49,073	$42,583	15.2%	$96,672	$84,788	14.0%

Operating Income:
Communication Services	$33,186	$32,823	1.1%	$62,223	$63,375	-1.8%
Conferencing	75,763	58,326	29.9%	151,409	109,558	38.2%
Receivables Management	(1,203)	(9,949)	87.9%	2,569	(22,666)	111.3%

Total	$107,746	$81,200	32.7%	$216,201	$150,267	43.9%

Operating Margin:
Communication Services	11.5%	12.0%	-4.2%	10.8%	11.5%	-6.1%
Conferencing	27.9%	25.4%	9.8%	28.4%	25.7%	10.5%
Receivables Management	-2.5%	-19.8%	87.4%	2.4%	-22.3%	110.8%

Total	17.8%	14.7%	21.1%	17.8%	13.9%	28.1%

SELECTED OPERATING DATA ($M):
Cash flow from operations	52.1	46.6		101.0	70.7
Term loan facility	2,472.8	2,498.1
Revolving credit facility	263.8	101.5
Senior and senior subordinated notes	1,100.0	1,100.0

	Condensed Balance Sheets
	June 30,	December 31,	%
	2009	2008	Change
Current assets:
Cash and cash equivalents	$190,437	$168,340	13.1%
Trust and restricted cash	26,731	9,130	192.8%
Accounts receivable, net	372,869	359,021	3.9%
Portfolio receivables, current	41,458	64,204	-35.4%
Deferred income taxes receivable	25,793	52,647	-51.0%
Other current assets	86,966	85,706	1.5%

Total current assets	744,254	739,048	0.7%
Net property and equipment	331,033	320,152	3.4%
Portfolio receivables, net	67,539	68,542	-1.5%
Goodwill	1,644,263	1,642,857	0.1%
Other assets	508,238	544,190	-6.6%

Total assets	$3,295,327	$3,314,789	-0.6%

Current liabilities	$471,812	$527,638	-10.6%
Long-term obligations	3,812,596	3,843,536	-0.8%
Other liabilities	138,740	146,203	-5.1%

Total liabilities	4,423,148	4,517,377	-2.1%

Class L common stock	1,235,784	1,158,159	6.7%

Stockholders’ deficit	(2,363,605)	(2,360,747)	-0.1%

Total liabilities and stockholders’ deficit	$3,295,327	$3,314,789	-0.6%

Reconciliation of Financial Measures
The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity, we use earnings before interest expense, share based compensation, taxes, depreciation and amortization, minority interest, non-recurring litigation settlement costs, other non-cash reserves, transaction costs and after acquisition synergies and excluding unrestricted subsidiaries, or “Adjusted EBITDA.” EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under generally accepted accounting principles (“GAAP”). EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flow from operations or other income or cash flow data prepared in accordance with GAAP. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Adjusted EBITDA is also used in our debt covenants, although the precise adjustments used to calculate Adjusted EBITDA included in our credit facility and indentures vary in certain respects among such agreements and from those presented below. Set forth below is a reconciliation of EBITDA and Adjusted EBITDA to cash flow from operations.

	Three Months Ended June 30,		Six Months Ended June 30,
Amounts in thousands	2009	2008	2009	2008
Cash flow from operating activities	$52,139	$46,633	$100,994	$70,655
Income tax expense	16,202	4,737	34,971	3,998
Deferred income tax (expense) benefit	(533)	(463)	(9,022)	3,696
Interest expense, net of amortization	59,438	66,264	119,390	136,802
Allowance for impairment of purchased accounts receivable	—	(19,836)	—	(44,076)
Unrealized gain on foreign denominated debt	2,352	—	4,194	—
Noncontrolling interest in earnings, net of distributions	407	3,002	125	7,645
Provision for share based compensation	(380)	(357)	(715)	(669)
Other	(26)	(59)	(103)	29
Changes in operating assets and liabilities, net of business acquisitions	25,726	25,332	66,546	61,594

EBITDA	155,325	125,253	316,380	239,674
Noncontrolling interest	691	(987)	2,180	(3,702)
Provision for share based compensation	380	357	715	669
Site closures, settlements and other impairments	3,128	19,563	5,636	44,542
Acquisition synergies and transaction costs	4,586	3,712	9,869	5,064
Non-cash foreign currency loss (gain)	2,518	—	(4,593)	—

Adjusted EBITDA	$166,628	$147,898	$330,187	$286,247